UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 20, 2019

Home Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-34190	71-1051785
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(337) 237-1960

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	HBCP	Nasdaq Stock Market

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e)       On May 20, 2019, Home Bank (the “Bank”) entered into amended and restated employment agreements with John W. Bordelon, President and Chief Executive Officer, Jason P. Freyou, Executive Vice President and Chief Operations Officer, Darren E. Guidry, Executive Vice President and Chief Credit Officer, Scott A. Ridley, Executive Vice President and Chief Banking Officer, and Joseph B. Zanco, Executive Vice President and Chief Financial Officer. In addition, Home Bancorp (the “Company”) entered into an amended and restated employment agreement with Mr. Bordelon, President and Chief Executive Officer. The employment agreements between the Bank and Mr. Bordelon expire on May 20, 2022 and the agreements between the Bank and the other executive officers expire on May 20, 2021. The employment agreement between the Company and Mr. Bordelon expires on May 20, 2022. At least annually, the Board of Directors of the Company and Home Bank will consider whether to renew and extend the term of the agreements by one year. Any such renewals or extensions of the agreements will be reflected in an amendment or supplement to such agreement.

The employment agreements between the Bank and the executive officers are terminable with or without cause (as defined in the agreements) by the Bank. The employment agreements provide that in the event of a termination of employment by the Bank other than due to cause, disability, death or in connection with a change in control (as defined in the agreements) of the Company or the Bank or in the event of a termination by the executive officer for good reason (as defined in the agreements) in connection with a change in control of the Company or the Bank, each officer would be entitled to (1) an amount of cash severance which is equal to one times (three times in the case of Mr. Bordelon) the amount of his base salary as of the date of termination and (2) continued participation in certain employee benefit plans of the Bank, including medical and dental plans, until the earlier of 12 months (36 months in the case of Mr. Bordelon) or the date the executive receives substantially similar benefits from full-time employment with another employer. In the event of termination of employment within three months prior to or 12 months following a change in control of the Company or the Bank, including a voluntary termination by the officer for good reason (i.e., a “double trigger”), each officer would be entitled to (1) an amount of cash severance which is equal to two times (three times in the case of Mr. Bordelon) the sum of his base salary as of the date of termination plus his prior year’s bonus and (2) continued participation in certain employee benefit plans, including medical and dental plans, until the earlier of 24 months (36 months in the case of Mr. Bordelon) or the date the officer receives substantially similar benefits from another employer upon his full-time employment. In the event an officer’s employment is terminated by the Bank due to cause, death or disability or in the event of a termination by the executive officer without good reason, he will have no rights under the employment agreements to any compensation or benefits following the date of termination.

The employment agreements provide that each executive officer will not, directly or indirectly, solicit or encourage clients of the Bank to discontinue, reduce, or adversely alter the amount of its business with the Bank in parishes and counties where the Bank carries on business therein (the “Territory”). Each executive officer also agrees not to, directly or indirectly: (i) solicit, recruit, or hire any employee or independent contractor of the Bank who performed work for the Bank within the last six months of the officer’s employment with the Bank or who was otherwise engaged or employed with the Bank at the time of said termination of employment of the officer or (ii) otherwise encourage, solicit, or support any such employees or independent contractors to leave their employment or engagement with the Bank, in either case until such employee or contractor has been terminated or separated from the Bank for at least 12 months. Unless the executive officer’s employment is terminated by the Bank for cause or the executive officer terminates his employment other than for good reason, the executive officer agrees that he shall not, directly or indirectly, compete with the Bank in the Territory, in a capacity identical or substantially similar to the capacity in which the executive officer served at the Bank. The executive officers will be subject to the restrictions on competition and solicitation during their employment and for a period of 12 months thereafter. The employment agreements also contain standard confidentiality covenants requiring each executive officer to maintain the confidentiality of the Company’s confidential information.

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The employment agreements provide that the executive officers will receive the full compensation and benefits provided for under the agreements and have the responsibility for any excise tax, or such payments are reduced or modified so that they will not be considered “excess severance payments” under Section 280G of the Internal Revenue Code (the “Code”), whichever will put the executives in the best after-tax position with the most compensation and income. The employment agreements are also intended to ensure that the payment of any compensation or benefits under the employment agreements would comply with Section 409A of the Code. None of the employment agreements provide for the payment of any taxes or a gross-up of payments to pay any taxes in the event any of the compensation or benefits were considered to be an excess severance payment under Section 280G of the Code. The employment agreements provide that a portion of the severance payment shall be allocated to the restrictive covenants.

The employment agreement between Mr. Bordelon and the Company is on terms substantially similar to his agreement with the Bank. Under the employment agreements, Mr. Bordelon’s compensation, benefits and expenses will be paid by the Company and the Bank in the same proportion as the time and services actually expended by Mr. Bordelon on behalf of each company.

Salary Continuation Agreements

On May 20, 2019, the Bank also entered into salary continuation agreements with Messrs. Freyou, Ridley and Zanco. The agreements provide each executive officer a retirement benefit equal to $75,000 per year if he remains employed until age 65, payable in equal monthly installments for a period of 10 years. Also, effective May 20, 2019, the Bank entered into a new salary continuation agreement with Mr. Bordelon, which will provide him an annual retirement benefit equal to $26,000 for a period of 10 years upon his retirement at age 65. The retirement benefits vest based on each executive officer’s years of vesting service, with 0% of benefits vesting for the first 5 years of vesting service. Vesting continues in 20% increments for each following year of vesting service or until the executive officer reaches age 65. Mr. Bordelon is currently fully vested in his normal retirement benefit. In the event of early retirement, the Bank will pay each executive officer his vested benefits in a lump sum on the first day of the month following each executive officer’s separation from service. If any executive experiences a disability prior to a separation from service, and other than within three months prior to or 12 months following a change in control of the Bank, the Bank will pay him his accrued benefits, as of the date he experiences a disability, in a lump sum on the first day of the month following the subsequent separation from service. If any executive has a separation from service within three months prior to or 12 months following a change in control of the Bank prior to reaching age 65, the Bank shall pay him an amount equal to the greater of (i) his accrued benefits as of the end of the year immediately preceding the separation from service or (ii) $200,000. This amount will be paid in a lump sum on the first day of the month following the separation from service.

Also effective May 20, 2019, the Bank amended and restated the Bank’s August 1, 2007 salary continuation agreement with Mr. Bordelon to eliminate the pre-retirement death benefit. The agreement provides that Mr. Bordelon will receive an annual retirement benefit for a period of 10 years, with the annual benefit equal to $180,000 upon his earliest retirement age of 62 and increasing each additional year he remains employed until the annual benefit reaches $214,000 if he retires after age 65. The retirement benefits vested over a period of 10 years, and Mr. Bordelon became fully vested in his normal retirement benefit of $180,000 per year in August 2017. In the event of early retirement, the Bank will pay Mr. Bordelon his accrued benefits, as of the date of the separation from service, in a lump sum on the first day of the month following the separation from service. If Mr. Bordelon experiences a disability prior to a separation from service, and other than on or within 24 months following a change in control, the Bank will pay Mr. Bordelon his accrued benefits, as of the date he experiences a disability, in a lump sum on the first day of the month following the subsequent separation from service. If Mr. Bordelon has a separation from service on or following a change in control but prior to reaching age 65, the Bank shall pay him the accrued benefits required as of age 65 in a lump sum on the first day of the month following the separation from service.

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The Bank also amended and restated its August 1, 2007 salary continuation agreement with Mr. Guidry effective May 20, 2019 to eliminate the pre-retirement death benefit. Mr. Guidry’s agreement provides for a retirement benefit of $75,000 per year if he remains employed until age 65, payable in equal monthly installments for a period of ten years. His retirement benefits vest over a period of 12 years, commencing August 1, 2008. In the event of early retirement, the Bank will pay Mr. Guidry his vested benefits in 120 equal monthly installments upon his attaining age 65. If Mr. Guidry has a separation from service within 24 months following a change in control but prior to reaching age 65, the Bank shall pay him the vested portion of his annual benefit in a lump sum on the first day of the month following the separation from service. In each case, benefits are subject to a six-month delay to the extent required by the Internal Revenue Code.

The foregoing descriptions are qualified in their entirety by reference to the full text of each of the agreements, copies of which are attached hereto as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement between Home Bancorp, Inc. and John W. Bordelon
10.2	Amended and Restated Employment Agreement between Home Bank, N.A. and John W. Bordelon
10.3	Amended and Restated Employment Agreement between Home Bank, N.A. and Jason P. Freyou
10.4	Amended and Restated Employment Agreement between Home Bank, N.A. and Darren E. Guidry
10.5	Amended and Restated Employment Agreement between Home Bank, N.A. and Scott A. Ridley
10.6	Amended and Restated Employment Agreement between Home Bank, N.A. and Joseph B. Zanco
10.7	Amended and Restated Salary Continuation Agreement by and between Home Bank, N.A. and John W. Bordelon
10.8	Amended and Restated Salary Continuation Agreement by and between Home Bank, N.A. and Darren E. Guidry
10.9	Salary Continuation Agreement by and between Home Bank, N. A. and John W. Bordelon
10.10	Salary Continuation Agreement by and between Home Bank, N. A. and Jason P. Freyou
10.11	Salary Continuation Agreement by and between Home Bank, N. A. and Scott A. Ridley
10.12	Salary Continuation Agreement by and between Home Bank, N. A. and Joseph B. Zanco

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME BANCORP, INC.

Date: May 23, 2019	By:	/s/ John W. Bordelon
John W. Bordelon
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement between Home Bancorp, Inc. and John W. Bordelon
10.2	Amended and Restated Employment Agreement between Home Bank, N.A. and John W. Bordelon
10.3	Amended and Restated Employment Agreement between Home Bank, N.A. and Jason P. Freyou
10.4	Amended and Restated Employment Agreement between Home Bank, N.A. and Darren E. Guidry
10.5	Amended and Restated Employment Agreement between Home Bank, N.A. and Scott A. Ridley
10.6	Amended and Restated Employment Agreement between Home Bank, N.A. and Joseph B. Zanco
10.7	Amended and Restated Salary Continuation Agreement by and between Home Bank, N.A. and John W. Bordelon
10.8	Amended and Restated Salary Continuation Agreement by and between Home Bank, N.A. and Darren E. Guidry
10.9	Salary Continuation Agreement by and between Home Bank, N. A. and John W. Bordelon
10.10	Salary Continuation Agreement by and between Home Bank, N. A. and Jason P. Freyou
10.11	Salary Continuation Agreement by and between Home Bank, N. A. and Scott A. Ridley
10.12	Salary Continuation Agreement by and between Home Bank, N. A. and Joseph B. Zanco

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